THE GREAT AMERICAN BACKRUB STORE, INC.
                                958 Third Avenue
                            New York, New York 10022




                                                  February __, 1995


[Name of Outside Director]
[Address]


              On February __, 1995 the Board of Directors of The Great American BackRub Store, Inc. (the "Company") granted to you an incentive stock option (the "Option") to purchase Ten Thousand (10,000) shares (the "Shares") of Common Stock, $.001 par value per share, of the Company, at a price of $[IPO price] per Share.

              The Option may be exercised as follows: as to 331/3% of the Shares immediately, as to an additional 331/3% of the Shares on February __, 1996 and as to an additional 331/3% of the Shares on February __, 1997. At such time as you are no longer a Director of the Company, any portion of the Option vested on the date of termination may be exercised in whole or in part at any time within one year after the date of such termination (but in no event after the expiration of the Option) and shall thereafter terminate, and any portion of the Option not already vested will immediately terminate.

              The Option, to the extent not previously exercised, will expire on February __, 2005.

              In the event of your death, the Option may be exercised (to the extent vested) within three months after your death, with respect to all or any portion of the Shares issuable upon exercise of the Option, by the person or persons entitled to do so under your will or, if you shall have failed to make testamentary disposition of the Option or shall have died intestate, by your legal representative or representatives (after which three month period the Option will, to the extent not exercised, expire). Except as provided above, the Option hereby granted to you is not transferable in whole or in part.

              Unless at the time of the exercise of this Option a registration statement under the Securities Act of 1933, as amended (the "Act"), is in effect as to such Shares, any Shares purchased by you upon the exercise of the Option shall be acquired for investment and not for sale or distribution, and if the Company so requests, upon any exercise of the Option, in whole or in part, you will execute and deliver to the Company a certificate to such effect. The Company shall not be obligated to issue any Shares pursuant to the Option if, in the opinion of counsel to the Company, the Shares to be so issued are required to be registered or otherwise qualified under the Act or under any other applicable statute, regulation or ordinance affecting the sale of securities, unless and until such Shares have been so registered or otherwise qualified.

              You understand and acknowledge that, under existing law, unless at the time of the exercise of the Option a registration statement under the Act is in effect as to such Shares (i) any Shares purchased by you upon exercise of the Option may be required to be held indefinitely unless such Shares are subsequently registered under the Act or an exemption from such registration is available; (ii) any sales of such Shares made in reliance upon Rule 144 promulgated under the Act may be made only in accordance with the terms and conditions of that Rule (which, under certain circumstances, restrict the number of shares which may be sold and the manner in which shares may be sold); (iii) in the case of securities to which Rule 144 is not applicable, compliance with Regulation A promulgated under the Act or some other disclosure exemption will be required; (iv) certificates for Shares to be issued to you hereunder shall bear a legend to the effect that the Shares have not been registered under the Act and that the Shares may not be sold, hypothecated or otherwise transferred in the absence of an effective registration statement under the Act relating thereto or an opinion of counsel satisfactory to the Company that such registration is not required; (v) the Company will place an appropriate "stop transfer" order with its transfer agent with respect to such Shares; and (vi) the Company has undertaken no obligation to register the Shares or to include the Shares in any registration statement which may be filed by it subsequent to the issuance of the Shares to you. In addition, you understand and acknowledge that the Company has no obligation to you to furnish information necessary to enable you to make sales under Rule 144.

         In the event that the Company shall at any time prior to the expiration of the Option and prior to the exercise thereof: (i) declare or pay to the holders of the Common Stock a dividend payable in any kind of shares of stock of the Company; or (ii) change or divide or otherwise reclassify its Common Stock into the same or a different number of shares with or without par value, or into shares of any class or classes; or (iii) consolidate or merge with, or transfer its property as an entirety or substantially all of its assets to any other corporation; or (iv) make any distribution of its assets to holders of its Common Stock as a liquidation, or partial liquidation dividend or by way of return of capital; then, upon the subsequent exercise of the Option, the purchase price of the Shares issuable upon the exercise hereof shall be appropriately adjusted by the Board of Directors of the Company so that you shall receive for the exercise price, in addition to or in substitution for the Shares to which you would be entitled upon such exercise, such additional shares of stock of the Company, or such reclassified shares of stock of the Company, or such securities or property of the Company resulting from such consolidation or merger or transfer, of such assets of the Company, which you would have been entitled to receive had you exercised the Option prior to the happening of any of the foregoing events.

         The Option (or installment thereof) is to be exercised by delivering to the Company a written notice of exercise in the form attached hereto as Exhibit A, specifying the number of Shares to be purchased, together with payment of the purchase price of the Shares to be purchased. The purchase price is to be paid in cash, by delivering shares of the Company's stock already owned by you and having a fair market value on the date of exercise equal to the exercise price of the Option, or through your written election to have Shares withheld by the Company from the Shares otherwise to be received with such withheld Shares having a fair market value on the date of exercise equal to the exercise price of the Option.

         Would you kindly evidence your acceptance of this Option and your agreement to comply with the provisions hereof by executing this letter under the words "Agreed To and Accepted."

                                     Very truly yours,

                                     THE GREAT AMERICAN BACKRUB STORE, INC.


                                     By:
                                        ------------------------------
                                        William Zanker
                                        Chairman of the Board

AGREED TO AND ACCEPTED:


- -----------------------
[Name of Outside Director]

                                    EXHIBIT A


The Great American BackRub Store, Inc.
958 Third Avenue
New York, New York  10022

Gentlemen:

         Notice is hereby given of my election to purchase ______ shares of Common Stock, $.001 par value per share (the "Shares"), of The Great American BackRub Store, Inc. at a price of $_______ per Share, pursuant to the provisions of the Option granted to me on February __, 1995. Enclosed in payment for the Shares is:

         /  /       my check in the amount of $________.

         /  /       __________________    Shares    having    a   total    value
                    $______________, such value being based on the closing price(s) of the Shares on the date hereof.

         /  /       Withhold _____ Shares having a total value of $__________, such value being based on the closing price(s) of the Shares on the date hereof, from the Shares otherwise to be received.

              The following information is supplied for use in issuing and registering the Shares purchased hereby:

                  Number of Certificates
                     and Denominations                 ___________________

                  Name                                 ___________________

                  Address                              ___________________

                                                       ___________________

                                                       ___________________

                  Social Security Number               ___________________


Dated:            _______________, ____

                                         Very truly yours,


                                         --------------------------

                                       -3-